UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GRUBB & ELLIS APARTMENT REIT, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRUBB & ELLIS APARTMENT REIT, INC.
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Telephone: (714) 667-8252
April 30, 2008

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2008 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc., to be held on June 25, 2008 at 10:00 a.m. local time, at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23220. We look forward to your attendance.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be acted upon by the stockholders. A report on the status of our initial public offering and our portfolio of properties will also be presented at the annual meeting, and our stockholders will have an opportunity to ask questions.

Your vote is very important. Regardless of the number of our shares you own, it is very important that your shares be represented at the annual meeting. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it via fax to (212) 645-8046 or in the accompanying self-addressed postage-paid return envelope. You also may vote via the Internet at https://www.proxyvotenow.com/aptre or by telephone by dialing toll-free 1-866-888-4066. Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at our annual meeting, but will assure that your vote will be counted if you are unable to attend our annual meeting.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

Sincerely,

Stanley J. Olander, Jr.
Chief Executive Office, President and Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 25, 2008
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
EQUITY COMPENSATION PLAN INFORMATION
PRINCIPAL STOCKHOLDERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AUDIT AND NON-AUDIT FEES
AUDIT COMMITTEE REPORT TO STOCKHOLDERS
ANNUAL REPORT
CODE OF BUSINESS CONDUCT AND ETHICS
PROPOSALS FOR 2009 ANNUAL MEETING
OTHER MATTERS

GRUBB & ELLIS APARTMENT REIT, INC.
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Telephone: (714) 667-8252

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 25, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc., a Maryland corporation, will be held on June 25, 2008 at 10:00 a.m. local time, at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23220, for the following purposes:

1.	to elect five directors, each for a term of one year; and

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

These items are discussed in the following pages, which are made part of this notice. Our stockholders of record on April 8, 2008 are entitled to vote at the 2008 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc. The list of stockholders entitled to vote will be available for inspection at the offices of Grubb & Ellis Apartment REIT, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, for the ten day period immediately preceding the annual meeting.

Please sign and date the accompanying proxy card and return it promptly by fax to (212) 645-8046 or in the accompanying self-addressed postage-paid return envelope whether or not you plan to attend. You also may vote your shares electronically via the Internet at https://www.proxyvotenow.com/aptre or by telephone by dialing toll-free 1-866-888-4066. Instructions are included with the proxy card. If you attend the annual meeting, you may vote in person if you wish, even if you previously have returned your proxy card or voted your shares electronically. You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors,

Andrea R. Biller
Secretary

GRUBB & ELLIS APARTMENT REIT, INC.
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Telephone: (714) 667-8252

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Grubb & Ellis Apartment REIT, Inc., or Grubb & Ellis Apartment REIT, for use in voting at the 2008 Annual Meeting of Stockholders, or the annual meeting, to be held on June 25, 2008 at 10:00 a.m. local time, at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23220, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials are being mailed to stockholders on or about April 30, 2008.

About the Meeting

What is the purpose of the annual meeting?

At our annual meeting, stockholders will vote upon the following matters:

•	the election of five directors, each for a term of one year; and

•	the ratification of the appointment of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Management will report on the status of our initial public offering, or our Offering, and our portfolio of properties and will respond to questions from stockholders. In addition, representatives of Deloitte are expected to be present at the annual meeting to respond to questions.

What are the Board of Directors’ voting recommendations?

Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends that you vote your shares “FOR” the election of each of the nominees of the Board of Directors and “FOR” the ratification of Deloitte as our independent registered public accounting firm. No director has informed us that he intends to oppose any action intended to be taken by us.

What happens if additional proposals are presented at the annual meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are voting by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on April 8, 2008, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date at the annual meeting, or any postponements or adjournments of the annual meeting. As of the record date, we had 10,426,342 shares of common stock issued and outstanding and entitled to vote. Each outstanding share of common stock entitles its holder to cast one vote on each proposal to be voted on.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker “non-vote” occurs when a broker, bank of other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote my shares at the annual meeting?

Voting by Mail — Stockholders may vote by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by June 24, 2008.

Voting by Fax — Stockholders may vote by completing the accompanying proxy card and faxing it to (212) 645-8046 until 5:00 p.m. Pacific Daylight Time on June 24, 2008.

Voting by Telephone — Stockholders may vote by telephone by dialing toll-free at 1-866-888-4066 until 5:00 p.m. Pacific Daylight Time on June 24, 2008.

Voting by Internet — Stockholders may vote electronically using the Internet at https://www.proxyvotenow.com/aptre until 5:00 p.m. Pacific Daylight Time on June 24, 2008.

Can I change my vote after I return my proxy card or after I vote by telephone or over the Internet?

If you are a record holder as of April 8, 2008, you may change your vote at any time before the proxy is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone or over the Internet, you may simply vote again at a later date using the same procedure set forth above, but before the deadline for telephone or Internet voting, in which case the later submitted vote will be recorded and the earlier vote revoked.

If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What vote is required to approve each proposal that comes before the annual meeting?

To elect the director nominees, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. To approve the ratification of the appointment of Deloitte, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the director nominees, but will have no impact on the proposal to ratify the appointment of Deloitte.

Who will bear the costs of soliciting votes for the meeting?

Grubb & Ellis Apartment REIT will bear the entire cost of the solicitation of proxies from its stockholders. We have retained Ellen Philip Associates, Inc. to assist us in connection with the solicitation of proxies for the annual meeting. We expect to pay approximately $38,000 for such services. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Background

The Board of Directors currently consists of five directors. Our bylaws provide for a minimum of one and a maximum of 15 directors and that our directors each serve a term of one year, but may be re-elected. The Board of Directors has nominated Stanley J. Olander, Jr., Glenn W. Bunting, Jr., Robert A. Gary, IV, W. Brand Inlow and Andrea R. Biller each for a term of office commencing on the date of the 2008 annual meeting and ending on the date of the 2009 annual meeting. Each of Messrs. Olander, Bunting, Gary and Inlow currently serves as a member of the Board of Directors. Ms. Biller is a first-time nominee to the Board of Directors.

Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR the election of all of the director nominees named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on the Board of Directors for a one-year term and until his or her successor has been elected and qualified. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by the Board of Directors. We are not aware of any family relationship among any of the nominees to become directors or executive officers of Grubb & Ellis Apartment REIT. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a director, except that such nominees have agreed to serve as our directors if elected.

Information about Director Nominees:

Stanley J. (“Jay”) Olander, Jr., age 53, has been the chief executive officer and a director of our company and the chief executive officer of Grubb & Ellis Apartment REIT Advisors, LLC, or our advisor, since December 2005. Since December 2006, he has also served as chairman of our board of directors and since April 2007, he has served as our president and president of our advisor. Mr. Olander has also been a managing member of ROC REIT Advisors, LLC, or ROC REIT Advisors, since 2006. Since July 2007, Mr. Olander has also served as chief executive officer, president and chairman of the board of Grubb & Ellis Residential Management, Inc., or Residential Management, an indirect wholly owned subsidiary of Grubb & Ellis Company, or Grubb & Ellis, our sponsor, that provides property management services to apartment communities. Since December 2007, Mr. Olander has also served as the executive vice president, Multifamily Division of our sponsor. He served as president and chief financial officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc., or Cornerstone, from 1996 until April 2005. Prior to the sale of Cornerstone in April 2005, Cornerstone’s shares were listed on the New York Stock Exchange, and it owned approximately 23,000 apartment units in five states and had a total market capitalization of approximately $1.5 billion. Mr. Olander has been responsible for the acquisition and financing of approximately 40,000 apartment units. He holds a bachelor’s degree in Business Administration from Radford University in Virginia and a master’s degree in Real Estate and Urban Land Development from Virginia Commonwealth University.

Glenn W. Bunting, Jr., age 63, has been a director of our company since December 2005. He has been president of American KB Properties, Inc., which develops and manages shopping centers, since 1985. He has been president of G. B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. Mr. Bunting is a current director of Apple Hospitality Two, Inc., Apple Hospitality Five, Inc. and Apple REIT Six, Inc., and a former director of Cornerstone, where he served on that company’s audit committee. Mr. Bunting holds a BS in Business Administration from Campbell University in North Carolina.

Robert A. Gary, IV, age 54, has been a director of our company since December 2005. He is the chairperson and financial expert for our Audit Committee. Mr. Gary co-founded Keiter, Stephens, Hurst, Gary and Shreaves, which is an independent certified public accounting firm based in Richmond, Virginia, in 1978, where he has worked since its formation. His accounting practice focuses on general business consulting, employee benefits and executive compensation, and estate planning and administration. Mr. Gary is a former director of Cornerstone where he served as chairperson on that company’s audit committee. He holds a BS in

Accounting from Wake Forest University in North Carolina and an MBA from the University of Virginia’s Darden School. He is a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants.

W. Brand Inlow, age 54, has been a director of our company since December 2005. He is a principal, co-founder, and serves as director of acquisitions for McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment communities in the southeast formed in October 2004. Since November 2003, Mr. Inlow has provided professional consulting services to the multifamily industry on matters related to acquisitions, dispositions, asset management and property management operations, and through an affiliation with LAS Realty in Richmond, Virginia conducts commercial real estate brokerage. Mr. Inlow also is president of Jessie’s Wish, Inc., a Virginia non-profit corporation dedicated to awareness, education and financial assistance for patients and families dealing with eating disorders. Mr. Inlow served as president of Summit Realty Group, Inc. in Richmond, Virginia, from September 2001 through November 2003. Prior to joining Summit Realty, from December 1999 to August 2001, he was Vice president of Acquisitions for EEA Realty, LLC in Alexandria, Virginia, where he was responsible for acquisition, disposition, and financing of company assets, which were primarily garden apartment properties. Prior to joining EEA Realty, from December 1992 to November 1999, Mr. Inlow worked for United Dominion Realty Trust, Inc., a publicly traded REIT, as assistant vice president and senior acquisition analyst, where he was responsible for the acquisition of garden apartment communities. Mr. Inlow also serves as a trustee of G REIT Liquidating Trust and as the sole trustee of T REIT Liquidating Trust.

Andrea R. Biller, age 58, has served as our secretary and as general counsel of our advisor since December 2005. She has also served as the general counsel, executive vice president and secretary of our sponsor, since December 2007, and of NNN Realty Advisors, since September 2006 and a director of NNN Realty Advisors since December 2007. She has served as general counsel for Grubb & Ellis Realty Investors since March 2003 and as executive vice president since January 2007. Ms. Biller has also served as the secretary and executive vice president of G REIT, Inc., from June 2004 to January 2008 and December 2005 to January 2008, respectively, the secretary of T REIT, Inc., from May 2004 to July 2007 and the executive vice president and secretary of Grubb & Ellis Healthcare REIT, since April 2006. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the Securities and Exchange Commission, or the SEC, from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller earned a B.A. degree in Psychology from Washington University, an M.A. degree in Psychology from Glassboro State University in New Jersey and a J.D. degree from George Mason University School of Law in Virginia in 1990, where she graduated first with distinction. Ms. Biller is a member of the California, Virginia and the District of Columbia State Bar Associations.

The Board of Directors recommends a vote FOR all of the nominees for election as directors.

EXECUTIVE OFFICERS

Information regarding our executive officers is set forth below:

For biographical information regarding Mr. Olander, our chief executive officer, president and chairman, and Ms. Biller, our secretary, see — “Information about Director Nominees” above.

David L. Carneal, age 44, has been the executive vice president and chief operating officer of our company and our advisor since December 2005. Mr. Carneal has also been a managing member of ROC REIT Advisors since 2006. Since July 2007, Mr. Carneal has also served as an executive vice president of Residential Management. From 1998 to 2003, Mr. Carneal served as senior vice president of operations of Cornerstone, and from 2003 to 2005, served as executive vice president and chief operating officer of Cornerstone. Mr. Carneal was responsible for overseeing the property management operations of approximately 23,000 apartment units. Prior to joining Cornerstone, Mr. Carneal held management and development positions with several other multifamily property management companies including Trammell Crow Residential. Mr. Carneal holds a bachelor’s degree from the University of Virginia.

Shannon K S Johnson, age 30, has served as our chief financial officer since April 2006. Ms. Johnson has also served as a financial reporting manager for Grubb & Ellis Realty Investors since January 2006 and has served as the chief financial officer of Grubb & Ellis Healthcare REIT since August 2006. From June 2002 to January 2006, Ms. Johnson gained public accounting and auditing experience while employed as an auditor with PricewaterhouseCoopers, LLP. Prior to joining PricewaterhouseCoopers LLP, from September 1999 to June 2002, Ms. Johnson worked as an auditor with Arthur Andersen, LLP, where she worked on the audits of a variety of public and private entities. Ms. Johnson is a Certified Public Accountant and graduated summa cum laude with her Bachelor of Arts in Business-Economics and a minor in Accounting from the University of California, Los Angeles.

Scott D. Peters, age 50, has served as one of our directors since April 2007 and as our executive vice president since December 2005. He also served as our chief financial officer from December 2005 through April 2006. Mr. Peters has also served as the executive vice president and chief financial officer of our advisor since December 2005. Mr. Peters has also served as the chief executive officer, president and a director of our sponsor since December 2007. He has also served as the chief executive officer and president of NNN Realty Advisors, Inc., or NNN Realty Advisors, a wholly owned subsidiary of our sponsor, since September 2006 and the chairman of the board of NNN Realty Advisors since December 2007. Mr. Peters has also served as a director of Residential Management since July 2007. Mr. Peters also has served as the chief executive officer of Grubb & Ellis Realty Investors since November 2006, having served as its executive vice president and chief financial officer from September 2004 through October 2006. From December 2005 through January 2008, Mr. Peters also served as the chief executive officer and president of G REIT, Inc. having previously served as its executive vice president and chief financial officer from September 2004 through January 2008. Mr. Peters also served as the executive vice president and chief financial officer of T REIT, Inc., from September 2004 to December 2006 and has served as chief executive officer, chairman of the board and president of Grubb & Ellis Healthcare REIT, Inc., or Grubb & Ellis Healthcare REIT, since April 2006, January 2006 and June 2007, respectively. From February 1997 to February 2007, Mr. Peters served as senior vice president, chief financial officer and a director of Golf Trust of America, Inc., a publicly traded real estate investment trust. Mr. Peters received his B.B.A. degree in accounting and finance from Kent State University in Ohio.

Gus G. Remppies, age 47, has been the executive vice president and chief investment officer of our company and our advisor since December 2005. Mr. Remppies has also been a managing member of ROC REIT Advisors since 2006. Since July 2007, Mr. Remppies has also served as an executive vice president of Residential Management. From 1995 to 2003, Mr. Remppies served as senior vice president of acquisition of Cornerstone, and from 2003 to 2005, served as executive vice president and chief investment officer of Cornerstone. As such, he was responsible for all acquisitions, dispositions, financing and development for Cornerstone. During this tenure, Mr. Remppies oversaw the acquisition and development of approximately 30,000 apartment units. In addition, he oversaw the placement of over $500 million in debt, both secured and unsecured, with a variety of lenders. He is a graduate of the University of Richmond in Virginia, where he received his degree in Business Administration.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors held 12 meetings during the fiscal year ended December 31, 2007. Each of our incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors held during the period for which he served as a director and the total number of meetings held by all committees of the Board of Directors on which he served during the periods in which he served.

Director Attendance at Annual Meetings

Although we have no policy with regard to attendance by the members of the Board of Directors at our annual meetings of stockholders, we invite and encourage the members of the Board of Directors to attend our annual meetings to foster communication between stockholders and the Board of Directors.

Contacting the Board of Directors

Any stockholder who desires to contact members of the Board of Directors may do so by writing to: Grubb & Ellis Apartment REIT, Inc., Board of Directors, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of the Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.

Director Independence

We have a five-member Board of Directors. Two of our current directors, Stanley J. Olander, Jr. and Scott D. Peters, are affiliated with us and we do not consider either of them to be an independent director. First-time director nominee, Andrea R. Biller, is the director nominee that will replace Mr. Peters and is affiliated with us and, if elected, we would not consider her to be an independent director. The remaining directors qualify as “independent directors” as defined in our charter in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts. Our charter provides that a majority of the directors must be “independent directors.” As defined in our charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the sponsor or the advisor by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, other than us; (2) employment by our sponsor, our advisor or any of their affiliates; (3) service as an officer or director of our sponsor, our advisor or any of their affiliates; (4) performance of services, other than as a director for us; (5) service as a director or trustee of more than three REITs organized by our sponsor or advised by our advisor; or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates.

Each of our independent directors would also qualify as independent under the rules of the New York Stock Exchange and each of our Audit Committee members would qualify as independent under the New York Stock Exchange’s rules applicable to audit committee members. However, our stock is not listed on the New York Stock Exchange.

Committees of the Board of Directors

We have three standing committees, the Audit Committee, the Executive Committee and the Acquisition Committee. From time to time the Board of Directors may establish certain other committees to facilitate the management of our company.

Audit Committee.  We have an audit committee comprised of three individuals, all of whom are independent directors. Currently the audit committee includes Messrs. Gary, Bunting, and Inlow. Mr. Gary is designated as the chairman and audit committee financial expert of the Audit Committee. Although our Audit Committee operates under certain guidelines, the Board of Directors has not formally adopted a written charter. The Audit Committee held four meetings during the fiscal year ended December 31, 2007.

The Audit Committee:

•	makes recommendations to our Board of Directors concerning the engagement of independent public accountants;

•	reviews the plans and results of the audit engagement with the independent public accountants;

•	approves professional services provided by, and the independence of, the independent public accountants;

•	considers the range of audit and non-audit fees; and

•	consults with the independent public accountants regarding the adequacy of our internal accounting controls.

Executive Committee.  We have an Executive Committee that is entitled to exercise all of the powers of the Board of Directors, except for those prohibited by law. The Executive Committee currently consists of directors Messrs. Olander, Bunting, Gary, Inlow and Peters. Mr. Olander serves as the Chairman of the Executive Committee.

Acquisition Committee.  Each of our acquisitions must be approved by the Acquisition Committee or a majority of our Board of Directors, including a majority of the independent directors, as being fair and reasonable to us and consistent with our investment objectives. Currently, the Acquisition Committee is comprised of all members of our Board of Directors. Our advisor will recommend suitable properties for consideration by the Acquisition Committee. If the members of the Acquisition Committee approve a given acquisition, then our advisor will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the committee. Properties may be acquired from our advisor or its affiliates or our officers and directors, provided that a majority of our Board of Directors, including a majority of the independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the property to the affiliate, unless substantial justification exists for a price in excess of the cost to the affiliate and the excess is reasonable.

Executive Compensation Committee.  We do not currently have an Executive Compensation Committee because we do not currently pay any compensation to our officers, however we anticipate forming an Executive Compensation Committee in the future comprised of a minimum of three directors, including at least two independent directors, to establish compensation policies and programs for our directors and executive officers. Upon formation, the Executive Compensation Committee may exercise all powers of our Board of Directors in connection with establishing and implementing compensation matters. Stock-based compensation plans will be administered by the Board of Directors if the members of the Executive Compensation Committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Nominating and Corporate Governance Committee.  We do not have a separate Nominating and Corporate Governance Committee. We believe that our Board of Directors is qualified to perform the functions typically delegated to a Nominating and Corporate Governance Committee and that the formation of a separate committee is not necessary at this time. Instead, the full Board of Directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting policies with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of the Board of Directors, conducting candidate searches and interviews, overseeing and evaluating the Board of Directors and our management, evaluating from time to time the appropriate size and composition of the Board of Directors and recommending, as appropriate, increases, decreases and changes to the composition of the Board of Directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.

The Board of Directors will consider nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for director must be delivered not less than 120 days prior to any meeting at which directors are to be elected. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: Grubb & Ellis Apartment REIT, Inc., Board of Directors, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary.

In considering possible candidates for election as a director, the Board of Directors is guided by the principle that each director should (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to be able to offer advice and guidance to management; (iv) have sufficient time available to devote to our affairs; (v) represent the long-term interests of our stockholders as a whole; and (vi) represent a diversity of background and experience.

Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Board of Directors will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of the Board of Directors, and recommend the slate of directors to be nominated for election at the annual meeting of stockholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

We have no employees. Our day-to-day management functions are performed by employees of our advisor and its affiliates. The individuals who serve as our executive officers do not receive compensation directly from us. Each of our executive officers, including those officers who serve as directors, is employed by our advisor or its affiliates, and is compensated by these entities for their services to us. We pay these entities fees and reimburse expenses pursuant to an advisory agreement with our advisor, or the Advisory Agreement. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our Board of Directors has not considered, a compensation policy or program for our executive officers and has not included a Compensation Discussion and Analysis in this proxy statement.

Option/SAR Grants in Last Fiscal Year

No option grants were made to officers and directors for the year ended December 31, 2007.

Compensation Committee Interlocks and Insider Participation

There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

Director Compensation

Pursuant to the terms of our director compensation program, which are contained in our 2006 Incentive Award Plan, our independent directors receive the following forms of compensation:

•	Annual Retainer. Our independent directors receive an annual retainer of $15,000.

•	Meeting Fees. Our independent directors receive $1,000 for each board meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone. An additional $2,000 is paid to the audit committee chair for each Audit Committee meeting attended in person or by telephone. If a board meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting, except that the Audit Committee chair will be paid $2,500 when an audit committee meeting is held on the same day as a board meeting.

•	Equity Compensation. Upon initial election to our Board of Directors, each independent director receives 1,000 shares of restricted common stock, and an additional 1,000 shares of restricted common stock upon his or her subsequent election each year. The restricted shares vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Expense Reimbursement. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our Board of Directors. Independent directors do not receive other benefits from us.

Our non-independent directors do not receive any compensation from us.

The following table sets forth the compensation earned by our directors in 2007:

Change in Pension
Value and
				Non-Equity	Nonqualified
	Fees Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name(a)	($)(b)(1)	($)(c)(2)	($)(d)	($)(e)	(f)	($)(g)	($)(h)

Stanley J. Olander, Jr.(3)	$—	$—	$—	$—	$—	$—	$—
Scott. D. Peters(3)(4)	$—	$—	$—	$—	$—	$—	$—
Glenn W. Bunting, Jr.	$30,500	$5,100	$—	$—	$—	$—	$35,600
Robert A. Gary, IV	$37,500	$5,100	$—	$—	$—	$—	$42,600
W. Brand Inlow	$31,500	$5,100	$—	$—	$—	$—	$36,600
Louis J. Rogers(3)(5)	$—	$—	$—	$—	$—	$—	$—

(1)	Consists of the amounts described below:

		Basic Annual
		Retainer	Meeting Fees
Director	Role	($)	($)

Olander	Chairman of the Board	$—	$—
Peters	Director	$—	$—
Bunting	Member, Audit Committee	$15,000	$15,500
Gary	Chairman, Audit Committee	$15,000	$22,500
Inlow	Member, Audit Committee	$15,000	$16,500
Rogers	Director	$—	$—

(2)	The amounts in this column represent the proportionate amount of the total fair value of stock awards recognized by us in 2007 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts included in the table for each award include the amount recorded as expense in our consolidated statement of operations for the year ended December 31, 2007. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with Statement of Financial Accounting Standards, or SFAS, No. 123(R), Share-Based Payment, or SFAS No. 123(R).

The following table shows the shares of restricted common stock awarded to each independent director during 2007, and the aggregate grant date fair value for each award (computed in accordance with SFAS No. 123(R)):

			Full Grant
		Number of	Date Fair
		Restricted	Value of
Director	Grant Date	Shares (#)	Award ($)

Olander	—	—	—
Peters	—	—	—
Bunting	06/12/07	1,000	$10,000
Gary	06/12/07	1,000	$10,000
Inlow	06/12/07	1,000	$10,000
Rogers	—	—	—

The following table shows the aggregate numbers of nonvested restricted shares of common stock held by each director as of December 31, 2007:

Nonvested
Director	Restricted Stock

Olander	—
Peters	—
Bunting	1,400
Gary	1,400
Inlow	1,400
Rogers	—

(3)	Mr. Olander, Mr. Peters and Mr. Rogers were not independent directors.

(4)	Mr. Peters has served as our director since April 2007.

(5)	Mr. Rogers served as our director until June 2007.

2006 Incentive Award Plan

The shares of stock subject to the 2006 Incentive Award Plan are our common stock. Under the terms of the 2006 Incentive Award Plan, the aggregate number of shares of our common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights, or SARs, and other awards will be no more than 2,000,000 shares, subject to adjustment under specified circumstances. The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted under the 2006 Incentive Award Plan to any individual in any calendar year may not exceed 250,000 shares. In addition, the maximum amount of cash that may be paid as a cash bonus to any individual in any calendar year is $1,000,000.

Our Board of Directors, or a committee of the Board of Directors, will be the administrator of the 2006 Incentive Award Plan. The 2006 Incentive Award Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Our officers, employees, if any, consultants and non-officer directors, as well as key employees of our advisor and its managing member, are eligible to receive awards under the 2006 Incentive Award Plan. The administrator determines which of our officers, employees, consultants, non-officer directors and key employees of our advisor and its managing member will be granted awards.

On July 19, 2006 and June 12, 2007, we granted an aggregate of 4,000 and 3,000 shares, respectively, of restricted common stock, as defined in the 2006 Incentive Award Plan, to our independent directors under the 2006 Incentive Award Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares in our Offering, and is amortized on a straight-line basis over the vesting period. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we recognized compensation expense of $15,000 and $11,000, respectively, related to the restricted common stock grants, which is included in general and administrative in our consolidated statements of operations. Shares of restricted common stock have full voting rights and rights to dividends.

As of December 31, 2007 and 2006, there was approximately $36,000 and $21,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of restricted common stock. As of December 31, 2007, this expense is expected to be realized over a remaining weighted average period of 3.1 years.

As of December 31, 2007 and 2006, the fair value of the nonvested shares of restricted common stock was $42,000 and $24,000, respectively. A summary of the status of our shares of restricted common stock as of December 31, 2007 and 2006, and the changes for the period from January 10, 2006 (Date of Inception) through December 31, 2007, is presented below:

		Weighted
	Restricted	Average Grant
	Common	Date Fair
	Stock	Value

Balance — January 10, 2006 (Date of Inception)	—	—
Granted	4,000	$10.00
Vested	(800)	$10.00
Forfeited	(800)	$10.00

Balance — December 31, 2006	2,400	$10.00
Granted	3,000	$10.00
Vested	(1,200)	$10.00
Forfeited	—	—

Balance — December 31, 2007	4,200	$10.00

Expected to vest — December 31, 2007	4,200	$10.00

Amendment and Termination of the 2006 Incentive Award Plan

Our Board of Directors may not, without stockholder approval within twelve months of the Board of Director’s action, amend the 2006 Incentive Award Plan to increase the number of shares of our common stock that may be issued under the 2006 Incentive Award Plan.

Our Board of Directors may terminate the 2006 Incentive Award Plan at any time. The 2006 Incentive Award Plan will be in effect until terminated by our Board of Directors. However, in no event may any award be granted under the 2006 Incentive Award Plan after ten years following the 2006 Incentive Award Plan’s effective date, July 19, 2006. Except as indicated above, our Board of Directors may modify the 2006 Incentive Award Plan from time to time.

EQUITY COMPENSATION PLAN INFORMATION

Under the terms of our 2006 Incentive Award Plan, the aggregate number of shares of our common stock subject to options, restricted shares of common stock, stock purchase rights, SARs or other awards, will be no more than 2,000,000 shares.

	Number of Securities		Number of
	to be Issued Upon	Weighted Average	Securities
	Exercise of	Exercise Price of	Remaining
	Outstanding Options,	Outstanding Options,	Available for
Plan Category	Warrants and Rights	Warrants and Rights	Future Issuance

Equity compensation plans approved by security holders(1)	—	—	1,993,800
Equity compensation plans not approved by security holders	—	—	—

Total	—		1,993,800

(1)	On July 19, 2006 and June 12, 2007, we granted an aggregate of 4,000 and 3,000 shares, respectively, of restricted common stock, as defined in the 2006 Incentive Award Plan, to our independent directors under the 2006 Incentive Award Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. Such shares are not shown in the chart above as they are deemed outstanding shares of our common stock; however, such grants reduce the number of securities remaining available for future issuance. In addition, 800 shares of restricted common stock were forfeited in November 2006.

PRINCIPAL STOCKHOLDERS

The following table shows, as of April 8, 2008, the amount of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers; and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 10,426,342 shares of our common stock outstanding as of April 8, 2008. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days.

	Number of Shares
	of Common Stock
Name of Beneficial Owners(1)	Beneficially Owned	Percentage

Stanley J. Olander, Jr.(2)	22,223	*
Glenn W. Bunting, Jr.(3)	2,172	*
Robert A. Gary, IV(3)	2,000	*
W. Brand Inlow(3)	2,000	*
Scott D. Peters	—	*
Shannon K S Johnson	—	*
All directors and executive officers as a group (9 persons)(2)(3)	28,395	*

*	Represents less than 1.0% of our outstanding common stock.

(1)	The address of each beneficial owner listed is c/o Grubb & Ellis Apartment REIT, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705.

(2)	Includes 22,223 shares of our common stock owned by our advisor. Stanley J. Olander, Jr. is the chief executive officer of our advisor, and as such, may be deemed to be a beneficial owner of such common stock. Our advisor also owns 100 units of Grubb & Ellis Apartment REIT Holdings, L.P., or our operating partnership.

(3)	Includes vested and nonvested restricted shares of common stock granted under our 2006 Independent Directors Compensation Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each director, officer, and individual beneficially owning more than 10.0% of a registered security of the company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the company. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2007 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2007.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships among Our Affiliates

Some of our executive officers and our non-independent directors are also executive officers and/or holders of direct or indirect interests in our advisor, our sponsor, and NNN Realty Advisors, or other affiliated entities.

Grubb & Ellis Realty Investors owns a 50.0% managing member interest in our advisor. Grubb & Ellis Apartment Management, LLC owns a 25.0% non-managing member interest in our advisor. The members of Grubb & Ellis Apartment Management, LLC include; (1) Scott D. Peters, our executive vice president and our advisor’s executive vice president and chief financial officer; (2) Andrea R. Biller, our secretary and our advisor’s general counsel; and (3) Grubb & Ellis Realty Investors for the benefit of other employees who perform services for us. As of April 30, 2008, each of Mr. Peters and Ms. Biller own 18.0% membership interests in Grubb & Ellis Apartment Management, LLC. Grubb & Ellis Realty Investors owns a 64.0% membership interest in Grubb & Ellis Apartment Management, LLC.

ROC REIT Advisors owns a 25.0% non-managing member interest in our advisor. The members of ROC REIT Advisors are; (1) Stanley J. Olander, Jr., our chief executive officer, president and chairman of our board of directors and our advisor’s chief executive officer; (2) Gus G. Remppies, our executive vice president and chief investment officer and our advisor’s executive vice president and chief investment officer; and (3) David L. Carneal, our executive vice president and chief operating officer and our advisor’s executive vice president and chief operating officer.

Each of Mr. Olander, Mr. Remppies and Mr. Carneal owned 33.3% membership interests in ROC Realty Advisors, LLC, an entity that owned 50.0% of the membership interests in NNN/ROC Apartment Holdings, LLC. NNN/ROC Apartment Holdings, LLC owns several entities that master lease properties sponsored by Grubb & Ellis Realty Investors and earns fees as a result of property acquisitions by programs sponsored by Grubb & Ellis Realty Investors, other than us. On July 20, 2007, NNN Realty Advisors purchased 100% of the membership interests in ROC Realty Advisors, LLC from Mr. Olander, Mr. Remppies and Mr. Carneal for an aggregate purchase price of (1) 400,000 shares of restricted stock of NNN Realty Advisors, which is subject to vesting pursuant to a Restricted Stock Agreement, (2) a $1,700,000 cash payment and (3) an additional cash payment of $1,000,000 that is to be paid out in equal installments on the first business day following January 1 of 2008, 2009 and 2010. The restricted shares of common stock converted into shares of restricted common stock of Grubb & Ellis in connection with the reverse merger of NNN Realty Advisors and Grubb & Ellis.

Fees and Expenses Paid to Affiliates

Upon the effectiveness of our Offering, we entered into the Advisory Agreement and a dealer manager agreement, or the Dealer Manager Agreement, with Grubb & Ellis Securities, Inc., or Grubb & Ellis Securities, our dealer manager. These agreements entitle our advisor, our dealer manager and their affiliates to specified compensation for certain services with regards to our Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organizational and offering expenses incurred. In the aggregate, for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $14,069,000 and $4,125,000, respectively, in fees and expenses paid to affiliates as detailed below.

Offering Stage

Selling Commissions

Our dealer manager receives selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our Offering other than shares sold pursuant to the distribution reinvestment plan, or DRIP. Our dealer manager may re-allow all or a portion of these fees to participating broker-dealers. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $4,652,000 and $1,141,000, respectively, in selling commissions to our dealer manager. Such commissions are charged to stockholders’ equity as such amounts are reimbursed to our dealer manager from the gross proceeds of our Offering.

Marketing Support Fee and Due Diligence Expense Reimbursements

Our dealer manager may receive non-accountable marketing support fees and due diligence expense reimbursements up to 2.5% of the gross offering proceeds from the sale of shares of our common stock in our Offering other than shares sold pursuant to the DRIP. Our dealer manager may re-allow up to 1.5% of the gross offering proceeds to participating broker-dealers. In addition, we may reimburse our dealer manager or its affiliates an additional accountable 0.5% of the gross offering proceeds from the sale of shares of our common stock in our Offering, other than shares sold pursuant to the DRIP, as reimbursements for bona fide due diligence expenses. Our dealer manager or its affiliates may re-allow all or a portion of these fees up to 0.5% of the gross offering proceeds to participating broker-dealers. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $1,709,000 and $494,000, respectively, in marketing support fees and due diligence expense reimbursements to our dealer manager or its affiliates. Such fees and reimbursements are charged to stockholders’ equity as such amounts are reimbursed to our dealer manager or its affiliates from the gross proceeds of our Offering.

Other Organizational and Offering Expenses

Our organizational and offering expenses are paid by our advisor or Grubb & Ellis Realty Investors on our behalf. Our advisor or Grubb & Ellis Realty Investors may be reimbursed for actual expenses incurred for up to 1.5% of the gross offering proceeds from the sale of shares of our common stock in our Offering other than shares sold pursuant to the DRIP. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $1,006,000 and $249,000, respectively, in offering expenses to our advisor or Grubb & Ellis Realty Investors. Other organizational expenses are expensed as incurred, and offering expenses are charged to stockholders’ equity as such amounts are reimbursed to our advisor or Grubb & Ellis Realty Investors from the gross proceeds of our Offering.

Acquisition and Development Stage

Acquisition Fees

Our advisor or its affiliates receive, as compensation for services rendered in connection with the investigation, selection and acquisition of properties, an acquisition fee of up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $4,724,000 and $1,884,000, respectively, in acquisition fees to our advisor or its affiliates. Acquisition fees are capitalized as part of the purchase price allocations.

Reimbursement of Acquisition Expenses

Our advisor or its affiliates will be reimbursed for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. Acquisition expenses, including amounts paid to third parties, will not exceed 0.5% of the purchase price of the properties. The reimbursement of acquisition expenses, acquisition fees and real estate commissions paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our disinterested independent directors. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $3,000 and $0, respectively, in expenses to our advisor or its affiliates, excluding amounts our advisor or its affiliates paid directly to third parties.

Operational Stage

Asset Management Fee

Our advisor or its affiliates are paid a monthly fee for services rendered in connection with the management of our assets in an amount equal to one-twelfth of 1.0% of the average invested assets calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum on average invested capital. The asset management fee is calculated and payable monthly in cash or shares of our common stock, at the option of our advisor, not to exceed one-twelfth of 1.0% of our average invested assets as of the last day of the immediately preceding quarter. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $950,000 and $0, respectively, in asset management fees to our advisor or its affiliates, which is included in general and administrative in our consolidated statements of operations.

Property Management Fees

Our advisor or its affiliates are paid a property management fee equal to 4.0% of the monthly gross cash receipts from any property managed for us. This fee is paid monthly. Our advisor or its affiliates anticipate that they will subcontract property management services to third parties and will be responsible for paying all fees due to such third party contractors. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $489,000 and $24,000, respectively, in property management fees to our advisor or its affiliate, which is included in rental expenses in our accompanying consolidated statements of operations.

On-site Personnel Payroll

For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, Grubb & Ellis Realty Investors incurred payroll expenses for on-site personnel on our behalf of $159,000 and $0, respectively, which is included in rental expenses in our accompanying consolidated statements of operations.

Operating Expenses

We reimburse our advisor or its affiliates for expenses incurred in rendering services to us, subject to certain limitations on our operating expenses. However, we cannot reimburse our advisor and its affiliates for fees and costs that exceed the greater of: (1) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (2) 25.0% of our net income, as defined in the Advisory Agreement, unless our Board of Directors determines that such excess expenses were justified based on unusual and non-recurring factors. For the twelve months ended December 31, 2007, our operating expenses did not exceed this limitation. Our operating expenses as a percentage of average invested assets and as a percentage of net income were 1.8% and 2,972.0%, respectively, for the twelve months ended December 31, 2007.

For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, Grubb & Ellis Realty Investors incurred on our behalf $165,000 and $325,000, respectively, in operating expenses which is included in general and administrative in our consolidated statements of operations or prepaid expenses on our accompanying consolidated balance sheets, as applicable.

Compensation for Additional Services

Our advisor or its affiliates will be paid for services performed on our behalf other than those required to be rendered by our advisor or its affiliates, under the Advisory Agreement. The rate of compensation for these services must be approved by a majority of our Board of Directors, and cannot exceed an amount that would be paid to unaffiliated third parties for similar services. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $8,000 and $0, respectively, for tax services an affiliate provided to us.

Liquidity Stage

Disposition Fees

Our advisor or its affiliates will be paid for services relating to a sale of one or more properties, a disposition fee up to the lesser of 1.75% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, which will not exceed market norms. The amount of disposition fees paid, including the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive disposition fee or an amount equal to 6.0% of the contract sales price. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur any such disposition fees.

Incentive Distribution upon Sales

Upon liquidation, our advisor will be paid an incentive distribution equal to 15.0% of net sales proceeds from any disposition of a property after subtracting (1) the amount of capital we invested in our operating partnership; (2) an amount equal to an 8.0% annual cumulative, non-compounded return on such invested capital; and (3) any shortfall with respect to the overall 8.0% annual cumulative, non-compounded return on the capital invested in our operating partnership. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur any such incentive distributions.

Incentive Distribution upon Listing

Upon the listing of shares of our common stock on a national securities exchange, our advisor will be paid an incentive distribution equal to 15.0% of the amount, if any, by which the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds the sum of the amount of capital we invested in our operating partnership plus an 8.0% annual cumulative, non-compounded return on such invested capital. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing among other factors. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur any such incentive distributions.

Fees Payable upon Termination of Advisory Agreement

Upon termination of the Advisory Agreement due to an internalization of our advisor in connection with our conversion to a self-administered REIT, our advisor will be paid a fee determined by negotiation between our advisor and our independent directors. Upon our advisor’s receipt of such compensation, the special limited partnership units of our operating partnership held by our advisor will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sale of our properties. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such fees.

Accounts Payable Due to Affiliates, Net

The following amounts were outstanding to affiliates as of December 31, 2007 and 2006:

		December 31,	December 31,
Entity	Fee	2007	2006

Grubb & Ellis Realty Investors	Operating Expenses	$50,000	$325,000
Grubb & Ellis Realty Investors	Offering Costs	270,000	53,000
Grubb & Ellis Realty Investors	Due Diligence	—	18,000
Grubb & Ellis Realty Investors	On-site Payroll	10,000	—
Grubb & Ellis Securities	Selling Commissions, Marketing Support Fees and Due Diligence Expense Reimbursements	153,000	93,000
Residential Management	Property Management Fees	9,000	—
Realty	Asset and Property Management Fees	284,000	—
Realty	Acquisition Fees	—	961,000

		$776,000	$1,450,000

Unsecured Note Payables to Affiliate

For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we entered into, and subsequently paid down, the following unsecured loans with NNN Realty Advisors, evidenced by unsecured promissory notes:

Date of Note	Amount	Maturity Date	Interest Rate	Default Interest Rate	Date Paid in Full

12/28/06	$10,000,000	06/28/07	6.86%	8.86%	04/06/07
06/29/07	$3,300,000	12/29/07	6.85%	8.85%	07/31/07
08/01/07	$13,200,000	02/01/08	6.86%	8.86%	08/22/07
08/29/07	$5,400,000	03/01/08	6.85%	8.85%	10/17/07
12/21/07	$10,000,000	06/20/08	7.46%	9.46%	02/20/08

The unsecured notes bore interest at a fixed rate and required monthly interest-only payments for the terms of the unsecured notes. As of December 31, 2007 and 2006, the balances under the unsecured note payables to affiliate were $7,600,000 and $10,000,000, respectively.

Because these loans were related party loans, the terms of the loans and the unsecured notes were approved by our Board of Directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our Board of Directors.

For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred interest expense to NNN Realty Advisor of $204,000 and $8,000, respectively.

Certain Conflict Resolution Restrictions and Procedures

Director and Former President’s Financial Arrangement with Legal Counsel

The law firm of Hirschler Fleischer represented Grubb & Ellis Apartment REIT in certain legal matters during 2007 and 2006. For the year ended December 31, 2007 and 2006 we, or our affiliates on our behalf, incurred legal fees to Hirschler Fleischer of approximately $42,000 and $312,000, respectively. Louis J. Rogers, our director from July 2006 through June 2007, our president and the chairman of our advisor from inception through April 6, 2007, the president of Triple Net Properties from September 2004 through April 3, 2007 and a director of NNN Realty Advisors, also practiced law with Hirschler Fleischer from 1987 to March 2007. Mr. Rogers was a shareholder of Hirschler Fleischer from 1994 to December 31, 2004, and served as senior counsel in that firm from January 2005 to March 2007. We previously disclosed in the prospectus for our Offering that Mr. Rogers shared in Hirschler Fleischer’s revenues.

On March 19, 2007, we learned that, in connection with his transition from shareholder to senior counsel, Mr. Rogers and Hirschler Fleischer entered into a transition agreement on December 29, 2004. The transition agreement provided, among other things, that Mr. Rogers would receive a base salary from Hirschler Fleischer as follows: $450,000 in 2005, $400,000 in 2006, $300,000 in 2007, and $125,000 in 2008 and subsequent years. Mr. Rogers’ receipt of the base salary was subject to satisfaction of certain conditions, including that Grubb & Ellis Realty Investors, LLC, the managing member of our advisor, and its affiliated companies, including us, or collectively, the Grubb & Ellis group, remain a client of Hirschler Fleischer and that collections by that firm from the Grubb & Ellis group equaled at least $1,500,000 per year. If the fees collected by Hirschler Fleischer from, the Grubb & Ellis group were less than $1,500,000, Mr. Rogers’ base salary would be proportionately reduced. Under the transition agreement, Mr. Rogers was also entitled to receive a bonus from Hirschler Fleischer on a quarterly basis, equal to a percentage, declining from 5.0% to 1.0% during the term of the agreement, of all collections by that firm from specified pre-2005 clients (including the Grubb & Ellis group) in excess of $3,000,000, as well as a percentage of all collections by that firm from new clients originated by Mr. Rogers, ranging from 6.0% to 3.0% depending on the year originated. For the year ended December 31, 2007 and 2006, the Grubb & Ellis group incurred legal fees to Hirschler Fleischer of approximately $2,426,000 and $3,696,000, respectively, including legal fees that Grubb & Ellis Apartment REIT, Inc., or our affiliates on our behalf, incurred to Hirschler Fleischer of approximately $42,000 and $312,000, respectively. Under the transition agreement, Hirschler Fleischer paid Mr. Rogers $646,800 in base salary and bonus for 2006. Mr. Rogers’ senior counsel position with Hirschler Fleischer terminated on March 31, 2007, at which point Hirschler Fleischer had paid Mr. Rogers $75,000 for his 2007 services. Mr. Rogers has received from Hirschler Fleischer an additional $450,000 in 2007 pursuant to a separation agreement in satisfaction of all amounts owed to him under the transition agreement.

Process for Resolution of Conflicting Opportunities

The independent directors must, by majority vote, approve all actions by our advisor or its affiliates that present potential conflicts with our company, including, related party transactions.

The Advisory Agreement gives us the first opportunity to buy Class A income-producing apartment properties placed under contract by our advisor or its affiliates that satisfy our investment objectives, so long as our Board of Directors or appropriate acquisition committee votes to make the purchase within seven days of being offered such property by our advisor. If our Board of Directors or appropriate acquisition committee does not vote to make such purchase within seven days of being offered such property, our advisor is free to offer such opportunity to any other affiliates or non-affiliates, as it so chooses.

We believe that the above factors, including the obligations of our advisor and its affiliates to present to us any Class A income-producing apartment property opportunities that satisfy our investment objectives, will help to lessen the competition or conflicts with respect to the acquisition of properties and other transactions which affect our interests.

Acquisitions and Leases of Property from our Advisor, Directors, Officers and Affiliates

Although we do not currently intend to do so, we may acquire and lease properties from our advisor, our directors or officers or their affiliates. The prices or rent we pay for such properties will not be the subject of arm’s-length negotiations. However, we will not acquire a property from our advisor or any affiliate, including our officers and directors, unless a competent independent appraiser confirms that our purchase price is equal to or less than the property’s fair market value. Additionally, for any acquisition or lease of a property from one of those parties, our charter provides that a majority of our Board of Directors not otherwise interested in the transaction, including a majority of our independent directors, must determine that the transaction and the purchase price or rent are fair, reasonable and in our best interests and at a price to us no greater than the cost of the property to that party. If the price to us is in excess of that party’s cost, then a majority of the disinterested directors must determine that substantial justification for the excess exists and the excess is reasonable. We cannot absolutely assure that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property exceed such property’s current appraised value.

Sales and Leases of Property to our Advisor, Directors, Officers and Affiliates

We may sell our properties to our advisor, our directors or officers or their affiliates. The sales price we receive for such properties will not be the subject of arm’s-length negotiations. However, we will not sell a property to our advisor or any affiliate, including our officers and directors, unless, as our charter provides, a majority of our Board of Directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction is fair, reasonable and in our best interests. Such a sale must also be supported by an independent appraisal prepared by an appraiser who is a member in good standing with the American Institute of Real Estate Appraisers or similar national organization selected by the independent directors. We do not intend to lease our properties to any of these parties.

Our Advisor may have Conflicting Fiduciary Obligations in the Event our Company Acquires Properties with our Advisor’s Affiliates

Our advisor may advise us to acquire an interest in a property through a joint venture arrangement with our advisor’s affiliates. In such instance, our advisor will have a fiduciary duty to us, our stockholders and the affiliate participating in the joint venture arrangement. In addition, our charter provides that a majority of the independent directors not otherwise interested in the transaction must determine that the transaction is on terms and conditions no less favorable than from unaffiliated third parties and is fair and reasonable to us.

Non-Arm’s-Length Agreements; Conflicts; Competition

The agreements and arrangements, including those relating to compensation, between us, our advisor and its affiliates are not the result of arm’s-length negotiations, but are expected to approximate the terms of arm’s-length transactions.

While our charter provides that we will not make loans to our advisor or its affiliates, it provides we may borrow money from our advisor or its affiliates for various business purposes, including working capital requirements, but only if a majority of our Board of Directors, including a majority of the independent directors, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

Our advisor and its affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services. However, no rebates or give-ups may be received by our advisor or its affiliates, nor may our advisor or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the Advisory Agreement.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte to be our independent registered public accounting firm for the fiscal year ending December 31, 2008. A representative of Deloitte is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also will be available to respond to appropriate questions from the stockholders.

Although it is not required to do so, the Board of Directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment. The affirmative vote of the holders of a majority of votes cast on the proposal at the annual meeting will be required to approve this proposal.

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT AND NON-AUDIT FEES

Deloitte has served as our independent auditors since January 6, 2006 and audited our consolidated financial statements for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

The following table lists the fees for services rendered by our independent auditors for 2007 and 2006:

Services	2007	2006

Audit fees(1)	$410,000	$99,000
Audit-related fees(2)	10,000	—
Tax fees(3)	5,000	—
All other fees	—	—

Total	$425,000	$99,000

(1)	Audit fees billed in 2007 and 2006 consisted of the audit of our annual consolidated financial statements, a review of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC, including filings related to our Offering.

(2)	Audit-related fees consist of financial accounting and reporting consultations.

(3)	Tax services consist of tax compliance and tax planning and advice.

The audit committee preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC.

Auditor Independence

The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining the independence of our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The role of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed our audited financial statements as of and for the year ended December 31, 2007 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended Professional Standards, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed their independence with us. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of tax preparation, tax consulting services and other non-audit services to us is compatible with maintaining the independent registered public accounting firm’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 28, 2008.

Audit Committee:

Robert A. Gary, IV, Chairman
Glenn W. Bunting, Jr.
W. Brand Inlow

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is being mailed to stockholders on or about April 30, 2008. Our Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, or the Code of Ethics, which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and persons performing similar functions and all members of our Board of Directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Stockholders may request a copy of the Code of Ethics, which will be provided without charge, by writing to: Grubb & Ellis Apartment REIT, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary.

PROPOSALS FOR 2009 ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at the 2009 annual meeting of stockholders must cause such proposal to be received at our principal executive offices located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, Attention: Secretary, no later than December 31, 2008, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. Any stockholder proposals not received by us by December 31, 2008, will be considered untimely and, if presented at the 2009 annual meeting of stockholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-14(c) promulgated under the Exchange Act. We presently anticipate holding the 2009 annual meeting of stockholders in June 2009.

OTHER MATTERS

Mailing of Materials; Other Business

We will mail a proxy card together with this proxy statement to all stockholders of record at the close of business on or about April 30, 2008. The only business to come before the annual meeting of which management is aware is set forth in this proxy statement. If any other business does properly come before the annual meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, stockholders are urged to date, sign and return the accompanying proxy card in the accompanying return envelope or by fax to (212) 645-8046 or by telephone by dialing toll-free 1-866-888-4066 or by the Internet at https://www.proxyvotenow.com/aptre.

PROXY CARD
Please Vote by June 24, 2008
The undersigned stockholder of Grubb & Ellis Apartment REIT, Inc., a Maryland corporation, hereby appoints Stanley J. Olander, Jr. and Andrea R. Biller, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2008 Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc. to be held on June 25, 2008 at 10:00 a.m. local time, at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23220, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
This proxy is solicited on behalf of the Grubb & Ellis Apartment REIT, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct.
When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR” the nominees named in Item 1 and “FOR” Item 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED IN ITEM NO. 1 AND “FOR” ITEM NO. 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED “FOR” SUCH ITEM.
1.	For the election of Stanley J. Olander, Jr., Glenn W. Bunting, Jr., Robert A. Gary, IV, W. Brand Inlow and Andrea R. Biller to serve as Directors until the Annual Meeting of Stockholders of Grubb & Ellis Apartment REIT, Inc. to be held in the year 2009 and until their successors are elected and qualified.
☐     For All Nominees          ☐     Withheld as to All Nominees          ☐     For All Nominees Except*
Stanley J. Olander, Jr.               Glenn W. Bunting, Jr.               Robert A. Gary, IV
W. Brand Inlow                              Andrea R. Biller
*To vote against any individual nominee, strike a line through the nominee’s name
2.	For ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.
☐     For               ☐     Against               ☐     Abstain
SIGN, DATE and RETURN:

	Date:	/ /2008

If the stock is jointly owned, both parties must sign.

	Date:	/ /2008

YOUR VOTE IS IMPORTANT!
     You can authorize the proxies to cast your vote and otherwise represent you at the annual meeting in one of four ways:
MAIL: Return the completed proxy card in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by on June 24, 2008.
FAX: Fax the completed form to (212) 645-8046 until 5:00 p.m. Pacific Daylight Time on June 24, 2008.
TELEPHONE: Call our toll-free number at (866) 888-4066 until 5:00 p.m. Pacific Daylight Time on June 24, 2008.
INTERNET: Vote online at https://www.proxyvotenow.com/aptre until 5:00 p.m. Pacific Daylight Time on June 24, 2008.